UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2009

BIOTEL INC.

(Exact name of Registrant as specified in its charter)

State of Incorporation: Minnesota

Commission File Number: 0-50914

I.R.S. Employer Identification No.: 41-1427114

Address of principal executive offices:

1285 Corporate Center Drive, Suite 150

Eagan, MN 55121

Registrant’s telephone number, including area code: (651) 286-8620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.            Termination of a Material Definitive Agreement.

On April 1, 2009, Biotel Inc. (“Biotel” or the “Company”) entered into a Merger Agreement (the “Merger Agreement”) with CardioNet, Inc. (“CardioNet”), and Garden Merger Sub, Inc., a wholly-owned subsidiary of CardioNet (“Merger Sub”) pursuant to which Merger Sub would be merged with and into Biotel (the “Merger”), with Biotel continuing after the Merger as the surviving corporation and a subsidiary of CardioNet.

In a letter dated July 14, 2009, CardioNet notified Biotel of CardioNet’s purported termination and abandonment of the Merger Agreement “pursuant to Section 7.1(j) of the Merger Agreement due to, among other things, the Company’s breach of Section 5.1(c) of the Merger Agreement in respect of covenant numbered 2 on Exhibit C of the Merger Agreement.” In a letter dated July 15, 2009, CardioNet further notified Biotel that as a result of CardioNet’s purported termination and abandonment of the Merger Agreement, Biotel is obligated under the Merger Agreement to pay CardioNet a termination fee equal to $1,000,000 plus expenses of $400,000 and demanded that Biotel immediately pay CardioNet $1,400,000.

Section 5.1(c) of the Merger Agreement requires that pending the Merger, Biotel and its subsidiaries “will take the actions, and will refrain from taking the actions (as the case may be), listed on Exhibit C hereto, as set forth thereon and in full cooperation with” CardioNet. Covenant number 2 of Exhibit C required Braemar, Inc., a subsidiary of Biotel (“Braemar”), to withdraw and terminate a business relationship with an existing customer. In accordance with the terms of the Merger Agreement, Braemar sent a letter to the customer on April 8, 2009, terminating the business relationship. On May 22, 2009, the customer commenced an action against Braemar claiming wrongful termination of the business relationship. On June 30, 2009, in cooperation with CardioNet and its legal counsel, Braemar filed an answer to the complaint denying that the relationship had been wrongfully terminated.

Biotel believes that CardioNet’s purported termination of the Merger Agreement is without merit and that no basis in fact or in law existed to support or justify CardioNet’s actions. Prior to receipt of the notice, Biotel believed CardioNet intended to close on the Merger Agreement and to complete the Merger on July 15, 2009, immediately following the Special Meeting of Biotel’s shareholders called to consider and approve the Merger Agreement. The Special Meeting was held on July 15, 2009, and Biotel’s shareholders voted to approve the Merger in accordance with the terms of the Merger Agreement.

On July 16, 2009, Biotel commenced a lawsuit against CardioNet and Merger Sub in Minnesota District Court in Hennepin County, Fourth Judicial District. The suit claims that CardioNet and Merger Sub failed to perform pursuant to and breached the Merger Agreement. Biotel is seeking the equitable remedy of specific performance as provided in Section 8.5 of the Merger Agreement and, in the event the court does not grant specific performance, compensatory damages, reasonable costs and attorneys’ fees, and other relief that the court deems appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biotel Inc.

By:	/s/ B. Steven Springrose
B. Steven Springrose
President and Chief Executive Officer

Date:	July 17, 2009